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                                    EXHIBIT C

                             SECTION 321(b) CONSENT

          Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                                 WILMINGTON TRUST COMPANY

Dated:                                           By:
       -------------------------------           Name: Donald G. MacKelcan
                                                 Title: Vice President